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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Riverwood Holding, Inc. on Form S-4 of our report dated February 15, 2002, April 10, 2003 as to the effect of the restatement referred to in the fifth paragraph of such report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in the method of accounting for derivative instruments and hedging activities and (ii) the restatement of the 2001 consolidated financial statements), appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Riverwood Holding, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Atlanta, Georgia
November 17, 2003

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  EXHIBIT 23.3
INDEPENDENT AUDITORS' CONSENT